UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 19, 2020

SYNOPSYS, INC.

(Exact name of Registrant as specified in charter)

Delaware	000-19807	56-1546236
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

690 East Middlefield Road
Mountain View, California 94043
(Address of principal executive offices)

Registrant’s telephone number, including area code: (650) 584-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.01 par value)	SNPS	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02	Results of Operations and Financial Condition.

On August 19, 2020, Synopsys, Inc. (“Synopsys”) issued a press release announcing the financial results of its third fiscal quarter ended July 31, 2020. A copy of this press release is furnished and attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Current Report, including the exhibit hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any registration statement or other document filed with the Securities and Exchange Commission by Synopsys whether made before or after the date hereof, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

The attached press release includes measures that are not in accordance with, or an alternative for, U.S. generally accepted accounting principles (“GAAP”). The attached press release includes non-GAAP earnings per share, non-GAAP net income, targeted non-GAAP expenses, and targeted non-GAAP earnings per share.

These non-GAAP measures may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles, and management exercises judgment in determining which items should be excluded in the calculation of non-GAAP measures. While we believe that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP, we believe that non-GAAP measures are valuable in analyzing our core operations. Management analyzes current and future results on a GAAP basis as well as a non-GAAP basis and also provides GAAP and non-GAAP measures in our earnings release. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. The non-GAAP financial measures are meant to supplement, and be viewed in conjunction with, GAAP financial measures. We believe that the presentation of non-GAAP measures, when shown in conjunction with the corresponding GAAP measures, provides useful information to investors and management regarding financial and business trends relating to our financial condition and results of operations.

Synopsys’ management evaluates and makes decisions about our business operations primarily based on the income and costs that management believes are directly related to Synopsys’ core operations, both from a company-wide basis and on a business segment basis. For our internal budgeting and resource allocation process, and in reviewing our financial results, we use non-GAAP financial measures that exclude: (i) the amortization of acquired intangible assets; (ii) the impact of stock compensation; (iii) acquisition-related costs; (iv) restructuring charges; (v) the effects of certain settlements, final judgments and loss contingencies related to legal proceedings; and (vi) the income tax effect of non-GAAP pre-tax adjustments. We also utilize a normalized annual non-GAAP tax rate in the calculation of our non-GAAP measures, as further described below.

We use these non-GAAP financial measures in making our operating decisions because we believe the measures provide meaningful supplemental information regarding our core operational performance and give us a better understanding of how we should invest in research and development, as well as fund infrastructure and product and market strategies. We use these measures to help us make budgeting decisions, for example, among product development expenses and research and development, sales and marketing, and general and administrative expenses. In addition, these non-GAAP financial measures facilitate our internal comparisons to our historical operating results, forecasted targets and comparisons to competitors’ operating results.

Synopsys provides segment information, namely adjusted segment operating income and adjusted segment operating margin, in accordance with FASB Accounting Standards Codification Topic 280, Segment Reporting. These measures reflect how management evaluates the operating performance of its segments. In evaluating our business segments, management considers the income and costs that management believes are directly related to those segments. The items mentioned above that are excluded from non-GAAP measures are the same items that management does not allocate to the segments to evaluate their performance. Similarly, Synopsys does not allocate changes in the fair value of its non-qualified deferred compensation plan because these changes typically do not require cash settlement and they are not used by us to assess the core profitability of our business operations.

As described above, we exclude the following items from one or more of our non-GAAP measures:

(i) Amortization of acquired intangible assets. We incur expenses from amortization of acquired intangible assets, which include contract rights, core/developed technology, trademarks, trade names, customer relationships, covenants not to compete, and other intangibles related to acquisitions. We amortize the intangible assets over their economic lives. We exclude this item because the expense is non-cash in nature and because we believe the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding (a) our core operational performance and liquidity, and (b) our ability to invest in research and development and fund acquisitions and capital expenditures.

(ii) Stock compensation impact. While stock compensation expense constitutes an ongoing and recurring expense, such expense is excluded from non-GAAP results because it is not an expense that typically requires or will require cash settlement by us and because such expense is not used by us to assess the core profitability of our business operations. In addition, excluding this item from various non-GAAP measures facilitates comparisons to our competitors’ operating results.

(iii) Acquisition-related costs. In connection with our business combinations, we incur significant expenses which we would not have otherwise incurred as part of our business operations. These expenses include compensation expenses, professional fees and other direct expenses, concurrent restructuring activities, including employee severance and other exit costs, changes to the fair value of contingent consideration related to the acquired company, and amortization of the fair value difference of below-market value assets arising from arrangements entered into or acquired in conjunction with an acquisition. We exclude such expenses, which we would not have otherwise incurred, as they are related to acquisitions and have no direct correlation to the operation of our business.

(iv) Restructuring charges. We initiate restructuring activities in order to align our costs in connection with both our operating plans and our business strategies based on then-current economic conditions. The amounts of the restructuring activities and frequency of occurrence may vary from time to time. Restructuring costs generally include severance and other termination benefits related to voluntary retirement programs and involuntary headcount reductions as well as facilities closures. Such restructuring costs include elimination of operational redundancy and permanent reductions in workforce and facilities closures and, therefore, are not considered by us to be a part of the core operation of our business and not used by us when assessing the core profitability and performance of our business operations. Furthermore, excluding this item from various non-GAAP measures facilitates comparisons to our competitors’ and our past operating results.

(v) Legal matters. From time to time we are party to legal proceedings, including tax-related matters. Legal proceedings could result in an expense or benefit due to settlements, final judgments, or accruals for loss contingencies. We exclude these types of expenses or benefits because we do not believe they are reflective of the core operation of our business.

(vi) Income tax effect of non-GAAP pre-tax adjustments. Excluding the income tax effect of non-GAAP pre-tax adjustments from the provision for income taxes assists investors in understanding the tax provision associated with those adjustments and the effect on net income.

We utilize a normalized annual non-GAAP tax rate in calculating non-GAAP financial measures to provide better consistency across interim reporting periods by eliminating the effects of non-recurring and period-specific items such as tax audit settlements, which can vary in size and frequency and not necessarily reflect our normal operations, and to more clearly align our tax rate with our expected geographic earnings mix. In projecting this rate, we evaluate our historical and projected mix of U.S. and international profit before tax, excluding the impact of the non-GAAP adjustments described above. We also consider other factors including our current tax structure, our existing tax positions, and expected recurring tax incentives.

On an annual basis we re-evaluate this rate for significant events that may materially affect our projections. Based upon our review, our projected normalized annual non-GAAP tax rate remains 16% through fiscal 2021. We will re-evaluate this rate on an annual basis, but further regulatory guidance regarding specific parts of recent U.S. tax reform legislations could materially change our projections.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Title

99.1	Press release dated August 19, 2020 containing Synopsys, Inc.’s results of operations for its third fiscal quarter ended July 31, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SYNOPSYS, INC.

Dated: August 19, 2020	By:	/s/ John F. Runkel, Jr.
John F. Runkel, Jr.
General Counsel and Corporate Secretary